UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2011

VISANT CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	333-120386	90-0207604
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

357 Main Street Armonk, New York	10504
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 595-8200

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

Item 7.01	Regulation FD Disclosure.

The following information is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section and shall not be deemed incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, except as may be expressly set forth by specific reference in such a filing.

Marc L. Reisch, Chief Executive Officer and President of Visant Corporation (“Visant”), and Paul B. Carousso, Senior Vice President, Chief Financial Officer of Visant, will speak at the Goldman Sachs Consumer/Retail Leveraged Finance Conference on February 1, 2011. Information that they will discuss includes among other items, preliminary and unaudited results for Visant’s fiscal year ended January 1, 2011. In addition, Visant’s presentation at the conference will be webcast, available via the “Investor Information” section of Visant’s website at www.visant.net, provided that such webcast shall not be deemed furnished or filed hereunder.

Visant has not yet finalized its audited consolidated results for its fiscal year ended January 1, 2011. The financial information for 2010 contained in this Current Report on Form 8-K is preliminary and unaudited, and while it has been prepared by management in good faith based on current company data, it is subject to change. Visant is required to consider all available information through the finalization of its financial statements and the possible impact of such information on its financial condition and results of operations for the reporting periods, including the impact of such information on the complex and subjective judgments and estimates Visant made in preparing certain of the preliminary information included in this Current Report on Form 8-K. Subsequent information or events may lead to material differences between the preliminary financial information described in this Current Report on Form 8-K and the financial information that will be described in Visant’s subsequent earnings release (to be filed with the Securities and Exchange Commission on a Form 8-K in March 2011) and between such subsequent earnings release and the financial information described in Visant’s Annual Report on Form 10-K for the twelve months ended January 1, 2011. Those differences may be adverse. Investors should consider this possibility in reviewing the information in this Current Report on Form 8-K.

The audited results for the fiscal year ended January 1, 2011, will be provided during Visant’s earnings conference call currently scheduled for 10:00 a.m. EST on March 7, 2011.

2010 Net Sales/Adjusted EBITDA

The following data is provided for Visant and its three segments: Scholastic, Memory Book and Marketing and Publishing Services.

VISANT CORPORATION AND SUBSIDIARIES

(PRELIMINARY AND UNAUDITED)

	Twelve months ended
In thousands	January 1, 2011	January 2, 2010	$ Change	% Change
Net sales
Scholastic	$469,730	$462,718	$7,012	2%
Memory Book	375,866	386,848	(10,982)	(3%)
Marketing and Publishing Services (1)	395,310	406,032	(10,722)	(3%)
Inter-segment eliminations	(19)	(273)	254	NM

	$1,240,887	$1,255,325	$(14,438)	(1%)

Adjusted EBITDA
Scholastic	$79,387	$81,223	$(1,836)	(2%)
Memory Book	163,401	155,175	8,226	5%
Marketing and Publishing Services	97,326	93,792	3,534	4%

	$340,114	$330,190	$9,924	3%

Adjusted EBITDA margin (Adjusted EBITDA/Net Sales)	27%	26%

NM = not meaningful

(1)	For the twelve months ended January 1, 2011, includes net sales of $147,232, $132,128 and $116,425 for our sampling, publishing services and direct marketing operations, respectively, before intercompany eliminations of $475.

Note Regarding Presentation of Non-GAAP Financial Measures

The financial data contained in this Current Report on Form 8-K includes certain non-GAAP financial measures, including Adjusted EBITDA. “Adjusted EBITDA” is defined as net income plus net interest expense, income taxes, depreciation and amortization, excluding certain non-recurring items. Adjusted EBITDA excludes certain items that are also excluded for purposes of calculating required covenant ratios and compliance under the indenture governing Visant’s outstanding notes and senior secured credit facilities. As such, Adjusted EBITDA is a material component of these covenants. Non-compliance with the financial ratio maintenance covenants contained in Visant’s senior secured credit facilities could result in the requirement to immediately repay all amounts outstanding under such facilities, while non-compliance with the debt incurrence ratio contained in the indenture governing Visant’s notes would prohibit Visant and its restricted subsidiaries from being able to incur additional indebtedness other than pursuant to specified exceptions. Adjusted EBITDA is not a presentation made in accordance with generally accepted accounting principles in the United States of America (GAAP), is not a measure of financial condition or profitability, and should not be considered as an alternative to (a) net income (loss) determined in accordance with GAAP or (b) operating cash flows determined in accordance with GAAP. Additionally, Adjusted EBITDA is not intended to be a measure of free cash flow for management’s discretionary use, as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements. Because not all companies use identical calculations, this presentation of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies. A reconciliation of Visant’s fiscal year 2010 preliminary and unaudited earnings before interest and taxes – GAAP to Adjusted EBITDA is presented below.

VISANT CORPORATION AND SUBSIDIARIES

ADJUSTED EBITDA RECONCILIATION (PRELIMINARY AND UNAUDITED)

	Twelve months ended
In thousands	January 1, 2011	January 2, 2010
Net income	$56,167	$90,660
Interest expense, net	91,293	55,289
Provision for income taxes	40,668	56,209
Depreciation and amortization expense	104,580	102,545

EBITDA	292,708	304,703

Special charges (1)	4,720	14,486
Costs of legal proceedings and associated resolution (2)	9,301	2,394
Loss (gain) on disposal of fixed assets	269	(1,405)
Loss on repurchase and redemption of debt	9,693	—
Stock-based compensation (3)	13,447	—
Other (4)	9,976	10,012

Adjusted EBITDA	$340,114	$330,190

(1)	Special charges for the fiscal year ended January 1, 2011 included $2.4 million and $0.6 million related to cost reduction initiatives in our Scholastic and Memory Book segments, respectively, and $1.7 million of costs related to cost reduction initiatives and facility consolidations in the Marketing and Publishing Services segment. Included in these costs was approximately $0.2 million in the aggregate of non-cash asset impairment charges in our Scholastic and Marketing and Publishing Services segments.

Special charges for the fiscal year ended January 2, 2010 included $8.4 million in the Memory Book segment primarily related to cost reduction initiatives and the closure of Jostens, Inc.’s (“Jostens”) Winston-Salem, North Carolina facility. These charges included approximately $4.0 million of severance and related benefits for associated headcount reductions with respect to the facility closure and certain other reductions in force and $4.1 million of non-cash facility-related asset impairment charges related to facility consolidation activity. The Scholastic segment reported $1.0 million of charges related to cost reduction initiatives and $0.5 million of non-cash asset impairment charges related to the closure of Jostens’ Attleboro, Massachusetts facility. Additionally, the Marketing and Publishing Services segment reported $4.5 million of costs related to facility consolidation activity and other reductions in force which included $2.6 million of severance and related benefits for associated headcount reductions, $1.4 million of non-cash costs related to asset impairment charges and $0.5 million of other facility consolidation costs.

(2)	Reflects non-recurring costs incurred in connection with the company’s defense and prosecution of previously disclosed legal proceedings with each of U.S. Customs and Border Protection and Herff Jones and related parties and actions taken to resolve such matters.

(3)	Reflects amounts included in selling and administrative expenses in connection with the recognition by Visant of 2010 stock-based compensation expense.

(4)	Other charges for the fiscal year ended January 1, 2011 included $3.5 million of management fees, $2.5 million of costs related to the relocation of certain manufacturing equipment and facility consolidation in connection with the closure of certain facilities in the Scholastic and Marketing and Publishing Services segments, $0.4 million of acquisition-related costs, $0.7 million of non-recurring inventory costs associated with the company’s strategic decision to no longer sell certain products in the Scholastic segment and $2.9 million of other costs that are non-recurring in nature.

Other charges for the fiscal year ended January 2, 2010 included $6.0 million of consolidation costs in connection with the closure of certain facilities, $3.4 million of management fees, $0.5 million of additional rent in connection with the relocation of certain operating facilities and $0.1 million of other costs that are non-recurring in nature.

Liquidity

Capital expenditures for fiscal year 2010 were $50.2 million. As of January 1, 2011, Visant’s consolidated debt, comprised of outstanding indebtedness under its senior secured credit facilities and under its 10.00% senior notes due 2017, was $1,988.7 million, including $15.6 million of capital leases and equipment financings. Nothing was outstanding under Visant’s revolving credit facilities at such date. Visant’s cash as of January 1, 2011 was $60.2 million.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This Current Report on Form 8-K contains forward-looking statements including, without limitation, statements concerning our operations, our economic performance and financial condition. Forward-looking statements are not historical facts, but only predictions and generally can be identified by use of statements that include such words as “may”, “might”, “will”, “should”, “estimate”, “project”, “plan”, “anticipate”, “expect”, “intend”, “outlook”, “believe” and other similar expressions that are intended to identify forward-looking statements and information. These forward-looking statements are based on estimates and assumptions by our management that, although we believe to be reasonable, are inherently uncertain and subject to a number of risks and uncertainties. These risks and uncertainties include, without limitation, those identified under “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended October 2, 2010.

The following list represents some, but not necessarily all, of the factors that could cause actual results to differ from historical results or those anticipated or predicted by these forward-looking statements: our substantial indebtedness and our ability to service the indebtedness; our inability to implement our business strategy in a timely and effective manner; global market and economic conditions; levels of customers’ advertising and marketing spending, including as may be impacted by economic factors and general market conditions; competition from other companies; fluctuations in raw material prices; our reliance on a limited number of suppliers; the seasonality of our businesses; the loss of significant customers or customer relationships; Jostens’ reliance on independent sales representatives; our reliance on numerous complex information systems; the amount of capital expenditures required at our businesses; developments in technology and related changes in consumer behavior; the reliance of our businesses on limited production facilities; actions taken by the U.S. Postal Service and changes in postal standards and their effect on our marketing services business, including as such changes may impact competition for our sampling systems; labor disturbances; environmental obligations and liabilities; adverse outcome of pending or threatened litigation; the enforcement of intellectual property rights; the impact of changes in applicable law and regulations; the textbook adoption cycle and levels of government funding for education spending; and control by our stockholders.

We caution you that the foregoing list of important factors is not exclusive. In addition, in light of these risks and uncertainties, the matters referred to in the forward-looking statements may not in fact occur. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly or revise any of them in light of new information, future events or otherwise, except as required by law.

Comparisons of results for current and prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.

The information presented in this Current Report on Form 8-K contains financial measures other than in accordance with GAAP and should not be considered in isolation from or as a substitute for the company’s historical consolidated financial statements. We present this information because management uses it to monitor and evaluate our ongoing operating results and trends, and the covenants in our debt agreements are tied to these measures. We believe this information provides investors with an understanding of Visant’s operating performance over comparative periods.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISANT CORPORATION

Date: February 1, 2011	/s/ PAUL B. CAROUSSO
Paul B. Carousso Senior Vice President, Chief Financial Officer